eXp Realty Names Leo Pareja as CEO to Drive Next Era of Growth and Innovation

Founder Glenn Sanford remains as Chairman and CEO of eXp World Holdings to Drive Overall Company Performance

BELLINGHAM, Wash. — April 5, 2024 — eXp Realty®, “the most agent-centric real estate brokerage on the planet™” and the core subsidiary of eXp World Holdings, Inc. (Nasdaq: EXPI), today announced the appointment of Leo Pareja as its new Chief Executive Officer (CEO), effective immediately. He succeeds Glenn Sanford, who will now fully dedicate his efforts to his position as Founder, Chairman, and CEO of eXp World Holdings.

In his previous role as Chief Strategy Officer, Pareja was instrumental in solidifying eXp Realty's standing in the competitive real estate marketplace. His visionary leadership and remarkable track record has greatly enriched the company's value proposition to its agents. For example the successful launches of strategic initiatives like eXp Exclusives, Revenos and significant enhancements to eXp Solutions.

"Leo's innovative and recognized industry leadership has elevated our agent-value proposition by reshaping referrals and lead-generation," said Sanford. "His deep industry experience and influence on our community have been profound, and I trust that under his direction, eXp Realty will further fortify its competitive advantage and deliver unparalleled value to our agents, further cementing our position as a ground-breaking leader in the real estate industry."

The announcement comes as eXp Realty is recognized in the top spot in five categories on the coveted RealTrends 500 report: Transaction Sides, 5 Year Top Movers (Sides), 5 Year Top Movers (Volume), Best Brokerages and Public Independent. The company also moved up to No. 3 in two categories: Volume and Billionaires’ Club. The company continues to prove its model as it gains market share, welcoming the best agents in the industry.

"As we step into this new chapter at eXp Realty, I am honored to lead a company that has always placed innovation and agent success at the forefront of its mission,” said Pareja. “Together, we will not only continue to redefine the real estate landscape through technology and unparalleled agent support but also empower every member of our community to achieve their full potential."

Having joined eXp Realty in 2022, Pareja brings over two decades of real estate experience, highlighted by numerous accolades including recognition in RealTrends’ The Thousand report, topping the National Association of Hispanic Real Estate Professionals’ (NAHREP) Top 250 list, and being named a 30 under 30 agent by Realtor® Magazine. His entrepreneurial spirit is evidenced by his co-founding of one of the largest private lending companies on the U.S. East Coast and a rapidly growing MLS technology vendor. He has also played significant roles in the National Association of Hispanic Real Estate Professionals, serving as the founding president of the Metro D.C. chapter and later as the national president.

About eXp World Holdings, Inc.

eXp World Holdings, Inc. (Nasdaq: EXPI) is the holding company for eXp Realty®, Virbela® and SUCCESS® Enterprises.eXp Realty is the largest independent real estate company in the world with more than 85,000 agents in the United States, Canada, the United Kingdom, Australia, France, India, Mexico, Portugal, South Africa, Puerto Rico, Brazil, Italy, Hong Kong, Colombia, Spain, Israel, Panama, Germany, the Dominican Republic, Greece, New Zealand, Chile, Poland and Dubai and continues to scale internationally. As a publicly traded company, eXp World Holdings provides real estate professionals the unique opportunity to earn equity awards for production goals and contributions to overall company growth. eXp World Holdings and its businesses offer a full suite of brokerage and real estate tech solutions, including an innovative residential and commercial brokerage model, professional services, collaborative tools and personal development. The cloud-based brokerage is powered by Virbela and Frame technologies, offering immersive 3D platforms that are deeply social and collaborative, enabling agents to be more connected and productive. SUCCESS® Enterprises, anchored by SUCCESS® magazine and its related media properties, was established in 1897 and is a leading personal and professional development brand and publication.

For more information, visit https://expworldholdings.com.

Media Relations Contact:

eXp World Holdings, Inc.

mediarelations@expworldholdings.com

Investor Relations Contact:

Denise Garcia
investors@expworldholdings.com